Exhibit 4.1

SUBSCRIPTION AGREEMENT

For Qualified Subscribers

STANDARD DENTAL LABS INC.

A NEVADA CORPORATION

This is a Subscription for Common Stock

THE UNITS OF THE COMPANY SUBJECT TO THIS SUBSCRIPTION AGREEMENT ARE SECURITIES WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES ARE EXEMPT FROM REGISTRATION. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT.

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THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of _____________________, by and between the undersigned (the “Subscriber,” “Investor” or “you”) and Standard Dental Labs Inc., a Nevada corporation (“Company” or “we” or “us” or “our”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain shares of the Company’s capital stock in the form of common stock (the “Shares”), as set forth in Section 1 and on the signature page hereto, offered pursuant to the most recent Offering Circular of the Company (the “Offering Circular”) qualified by the Securities and Exchange Commission (the “SEC”).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

NOTICE REGARDING AGREEMENT TO ARBITRATE

ALL INVESTORS ARE REQUIRED TO ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF INDIANA, IN THE INDIANAPOLIS METROPOLITAN AREA. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

THESE DISPUTE RESOLUTION PROVISIONS APPLY IN ANY LITIGATION RELATING TO THIS SUBSCRIPTION AGREEMENT, OUR COMMON SHARES OR THE COMPANY, INCLUDING CLAIMS UNDER THE U.S. FEDERAL SECURITIES LAWS.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN OUR SUBSCRIPTION AGREEMENT (WHICH IS ALSO INCLUDED IN OUR OPERATING AGREEMENT), INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

1. Subscription.

AMOUNT OF INVESTMENT: $

NUMBER OF UNITS PURCHASED:

Subscribers are required to electronically complete this Agreement for the desired investment amount. A Subscriber’s electronic signature, whether digital or encrypted, included in this Agreement is intended to authenticate this Agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic symbol or process associated with a record and adopted by Subscriber with intent to sign such record.

1.1               Subscriber acknowledges and agrees that this subscription cannot be withdrawn, terminated, or revoked. Subscriber agrees to become a Shareholder and to be bound by all the terms and conditions of the Articles and Bylaws. This subscription shall be binding on the heirs, executors, administrators, successors and assigns of the Subscriber. This subscription is not transferable or assignable by the Subscriber, except as expressly provided in this Agreement, the Offering Circular, the Articles, and Bylaws.

1.2               This subscription may be rejected as a whole or in part by the Company in its sole and absolute discretion. If this subscription is rejected, the Subscriber’s funds shall be returned to the extent of such rejection. This subscription shall be binding on the Company only upon its acceptance of the same.

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1.3               Neither the execution nor the acceptance of this Agreement constitutes the Subscriber as a Shareholder or secured creditor of the Company. This is an agreement only to purchase the Shares in the amount set forth above; and the Subscriber will become a Shareholder only after the Subscriber’s funds are duly transferred to the account of the Company and the Shares are issued thereupon to the Subscriber. Until such time, the Subscriber shall have only those rights as may be set forth in this Agreement.

1.4               The offering of Shares is described in the Offering Circular, that is available through the Company’s website found at [●] (the “Website”). Subscriber must read this Agreement, the Offering Circular, the Company’s Articles of Incorporation as amended by that certain Certificate of Amendment to the Articles of Incorporation filed (collectively, the “Articles”) and the Company’s Bylaws (“Bylaws”). By signing electronically below, Subscriber agrees to the following terms and agrees to transact business with the Company and to receive communications relating to the Shares electronically.

1.5               Once Subscriber makes a funding commitment to purchase Shares, it is irrevocable until the Shares are issued, the purchase is rejected by the Company, or the Company otherwise determines not to proceed with the transaction.

1.6               The Subscriber’s rights and responsibilities will be governed by the terms and conditions of this Agreement, the Offering Circular, the Articles and Bylaws. The Company will reply upon the information provided in this Agreement to confirm that the Subscriber is sophisticated and meets the suitability standards further outlined below, that will allow the investor to purchase Shares.

1.7               Should the process from depositing an investor’s funds into the account of the Company and acceptance as a Shareholder take longer than fifteen (15) business days, the Investor may request in writing to recover his, her or its investment funds. If, upon receipt of such request in writing, the Company has not yet accepted the Investor as a Shareholder, then the Company may, in its sole and absolute discretion, return the Investor’s funds to the investor and revoke the Agreement within ten (10) business days of receipt of such request from the Investor.

2. Representations and Warranties by the Purchaser. The Subscriber represents, warrants, and agrees as follows:

2.1               Subscriber has received and read the Offering Circular and its Exhibits, the Articles and the terms and conditions of the Bylaws, and Subscriber is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company. Subscriber has relied solely upon the Offering Circular and independent investigations made by Subscriber or Subscriber’s representative with respect to the investment in Shares. No oral or written representations beyond the Offering Circular have been made or relied upon.

2.2               Subscriber has read and understands the Articles and Bylaws and understands how the Company functions as a corporate entity.

2.3               Subscriber understands that the Company has limited financial and operating history. Subscriber has been furnished with such financial and other information concerning the Company, its management, and its business, as Subscriber considers necessary in connection with the investment in Shares. Subscriber has been given the opportunity to discuss any questions and concerns with the Company.

2.4               Subscriber is purchasing Shares for Subscriber’s own account (or for a trust if Subscriber is a trustee), for investment purposes and not with a view or intention to resell or distribute the same. Subscriber has no present intention, agreement, or arrangement to divide Subscriber’s participation with others or to resell, assign, transfer, or otherwise dispose of all or part of the Shares.

2.5               Subscriber’s investment advisors have such knowledge and experience in financial and business matters that will enable me to utilize the information made available to evaluate the risks of the prospective investment and to make an informed investment decision. Subscriber has been advised to consult Subscriber’s own attorney concerning this investment and to consult with independent tax counsel regarding the tax considerations of participating in the Shares and the Company.

2.6               Subscriber has carefully reviewed and understands the risks of investing in the Shares, including (without limitation) those set forth in the Offering Circular and the terms and conditions of the Articles and Bylaws. Subscriber has carefully evaluated its financial resources and investment position and acknowledges that Subscriber is able to bear the economic risks of this investment. Subscriber further acknowledges that Subscriber’s financial condition is such that Subscriber is not under any present necessity or constraint to dispose of the Shares to satisfy any existent or contemplated debt or undertaking. Subscriber has adequate means of providing for Subscriber’s current needs and possible contingencies, has no need for liquidity in Subscriber’s investment, and can afford to lose some or all of Subscriber’s investment.

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2.7               Subscriber has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under any state securities laws (the "State Laws"), on the ground, among others, that no distribution or public offering of the Shares is to be effected and the Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the Act or of the State Laws, under the respective rules and regulations of the Securities and Exchange Commission.

2.8               The information that the Subscriber has furnished herein regarding Subscriber’s qualification as an a “qualified subscriber” as that term is described in below, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this subscription. Further, the Subscriber hereby agrees to immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription, including, without limitation, Subscriber’s status as a ”qualified subscriber.” The representations and warranties made by Subscriber may be fully relied upon by the Company and by any investigating party relying on them.

2.9               The amount of Shares being purchased by the Subscriber who has either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

2.10           The Subscriber, if an entity, is, and shall at all times while it holds Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is Eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown on the signature page of this Agreement.

2.11           The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

2.12           All information which Subscriber has furnished in this Agreement concerning Subscriber, its financial position, and Subscriber’s knowledge of financial and business matters is correct, current, and complete.

2.13           The Subscriber agrees to provide any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

2.14           The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

2.15           The Subscriber is subscribing for and purchasing the Shares solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

2.16           The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

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2.17           The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”).

For purposes of this Section 2.17, the following terms shall have the meanings described below:

“Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure;

“Foreign Shell Bank” shall mean a Foreign Bank without a presence in any country;

“Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank;

“Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur;

“Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith;

“Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan;

“Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

2.17.A                       None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

2.17.B                       To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause the Company or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including (without limitation) the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/or any regulations promulgated thereunder.

2.17.C                       When requested by the Company, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that the Company may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. The Company reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Company. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused.

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2.17.D                       Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of an Subscriber which is an entity, any Related Person is:

(a)                a Prohibited Investor;

(b)                a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

(c)                a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate;

(d)                a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

2.17.E                        The Subscriber hereby agrees to immediately notify the Company if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 2.17 have become incorrect or if there is any change in the information affecting these representations and covenants.

2.17.FThe Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Shares.

2.18           The Subscriber represents and warrants that the Subscriber is either:

2.18.A                       Purchasing the Shares with funds that constitute the assets one or more of the following:

(a)                an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA;

(b)                an “employee benefit plan” as defined in Section 3(3) of ERISA that is not subject to either Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including a governmental plan, non-electing church plan or foreign plan). The Subscriber hereby represents and warrants that (a) its investment in the Company: (i) does not violate and is not otherwise inconsistent with the terms of any legal document constituting or governing the employee benefit plan; (ii) has been duly authorized and approved by all necessary parties; and (iii) is in compliance with all applicable laws, and (b) neither the Company nor any person who manages the assets of the Company will be subject to any laws, rules or regulations applicable to such Subscriber solely as a result of the investment in the Company by such Subscriber;

(c)                a plan that is subject to Section 4975 of the Code (including an individual retirement account); or

(d)                an entity (including, if applicable, an insurance company general account) whose underlying assets include “plan assets” of one or more “employee benefit plans” that are subject to Title I of ERISA or “plans” that are subject to Section 4975 of the Code by reason of the investment in such entity, directly or indirectly, by such employee benefit plans or plans; or

(e)                an entity that (a) is a group trust within the meaning of Revenue Ruling 81-100, a common or collective trust fund of a bank or an insurance company separate account and (b) is subject to Title I of ERISA, Section 4975 of the Code or both; or

(f)                 Not purchasing the Shares with funds that constitute the assets of any of the entities or plans described in Section 2.18.1(a) through 2.18.1(e) above.

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2.19           The Subscriber further represents and warrants that neither Subscriber nor any of its affiliates (a) have discretionary authority or control with respect to the assets of the Company or (b) provide investment advice for a fee (direct or indirect) with respect to the assets of the Company. For this purpose, an “affiliate” includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person and “control” with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.

2.20           The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing through the Company. The Subscriber acknowledges that Subscriber understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Subscriber by reason of the Purchase.

3. Investor Suitability Standards. The Company intends to sell the Shares to Investors so long such Investor has either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

4. Agreement to Refrain from Resale. The Subscriber agrees not to pledge, hypothecate, sell, transfer, assign or otherwise dispose of any Shares, nor receive any consideration for Shares from any person, unless:

4.1               A registration statement on a form appropriate for the purpose under the Act with respect to the Shares proposed to be so disposed of shall be then effective and such disposition shall have been appropriately qualified in accordance with applicable securities laws; or

4.2               All of the following shall have occurred: (i) the Company has agreed to such transfer, and (ii) the Subscriber shall have furnished the Company with an opinion of the Subscriber's counsel in form and substance satisfactory to the Company to the effect that such disposition will not require registration of such Shares under the Act or qualification of such Shares under any other securities law.

5. No Advisory Relationship. You acknowledge and agree that the purchase and sale of the Shares pursuant to this Agreement is an arms-length transaction between you and the Company. In connection with the purchase and sale of the Shares, the Company is not acting as your agent or fiduciary. The Company assumes no advisory or fiduciary responsibility in your favor in connection with the Shares or the corresponding project investments. The Company has not provided you with any legal, accounting, regulatory or tax advice with respect to the Shares, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

6. Bankruptcy. In the event that you file or enter bankruptcy, insolvency or other similar proceeding, you agree to use the best efforts possible to avoid the Company being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) you be allowed by the Company to return the Shares to the Company for a refund or (ii) the Company be mandated or ordered to redeem or withdraw Shares held or owned by you.

7. Miscellaneous.

7.1               Governing Law. This Agreement and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Nevada.

7.2               Entire Agreement. This Agreement (including the exhibits and schedules attached hereto) and the documents referred to herein (including without limitation the Shares) constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between us.

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7.3               Termination of Agreement. If this subscription is rejected by the Company, then this Agreement shall be null and void and of no further force and effect and no party shall have any rights against any other party hereunder and the Company shall promptly return the funds delivered with this Agreement.

7.4               Taxes. The discussion of the federal income tax considerations arising from investment in the Company, as set forth in the Offering Circular, is general in nature and the federal income tax considerations to the Subscriber of investment in the Shares will depend on individual circumstances. The Offering Circular does not discuss state income tax considerations, which may apply to all or substantially all Subscribers. There can be no assurance that the Internal Revenue Code or the Regulations under the Code will not be amended in a manner adverse to the interests of the Subscriber or the Company.

7.5               Duly Authorized. If the Subscriber is a limited liability company, partnership, trust, or other entity, the individual(s) signing in its name is(are) duly authorized to execute and deliver this Agreement on behalf of such entity, and the purchase of the Shares by such entity will not violate any law or agreement by which it is bound.

7.6               Limited Transferability. The Subscriber understands that the Shares will have limited transferability, accordingly, that Shares must be held indefinitely unless they are subsequently registered under the Act and any other applicable securities law or exemptions from such registration is available. The Subscriber understands that the Company is under no obligation to register Shares under the Act, to qualify Shares under any federal or state securities law, or to comply with Regulation A or any other exemption under the Act or any other law.

7.7               Shares Contain Restrictive Legend. Any documents or certificates issued to evidence ownership of the Shares will bear restrictive legends notifying prospective purchasers of the transfer restrictions set forth above, and the Company will not permit transfer of any Shares on the books of the Company in violation of such restrictions.

7.8               Signatures. The representations, warranties and agreements contained in this Agreement shall be binding on the Subscriber's successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers. If the Subscriber is more than one person, the obligations of all of them shall be joint and several, and the representations and warranties contained herein shall be deemed to be made by, and to be binding upon, each such person and his heirs, executors, administrators, successors, and assigns.

7.9               Electronic Signature. This Agreement may be hereby executed and delivered in counterparts by electronic signature with the same effect as if the parties executing the counterparts had all executed one counterpart. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., clicking "I agree" or use of www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Each party consents and agrees that its electronic signature meets the requirements of an original signature as if actually signed by such party in writing. Further, each party agrees that no certification authority or other third-party verification is necessary to the enforceability of its signature. No party hereto may raise the use of an electronic signature as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

7.10           Consent to Electronic Delivery. Subscriber hereby agrees that the Company may deliver all notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment, required or permitted to be provided to Subscriber under the Notes or hereunder by means electronic mail or by posting on the Company’s Website (or through Subscriber’s Website account, if applicable). Because the Company operates principally on the Internet, Subscriber will need to consent to transact business with the Company online and electronically. By entering into this Agreement, Subscriber consents to receive electronically all documents, communications, notices, Notes, contracts, and agreements arising from or relating in any way to Subscriber or the Company’s rights, obligations or services under this Agreement (each, a “Company Disclosure”). The decision to do business with the Company electronically is solely of the Subscriber.

7.10.A                       Subscriber hereby consents and agrees to receive Company Disclosures and transact business electronically, and Subscriber’s agreement to do so, applies to any transactions to which such Company Disclosures relate, including the Shares issued to Subscriber.

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7.10.B                       Before deciding to do business electronically with the Company, Subscriber should consider whether Subscriber has the following required hardware and software capabilities: (i) access to the Internet; an email account and related software capable of receiving email through the Internet; (ii) a web browser that supports secure sessions; and (iii) hardware capable of running all necessary software.

7.10.C                       Subscriber agrees to keep the Company informed of any change in Subscriber’s email or home mailing address so that Subscriber can continue to receive all Company Disclosures in a timely manner. If Subscriber’s registered e-mail address, registered residence address or telephone number changes, Subscriber must promptly notify the Company of the change by updating Subscriber’s account information on the Company’s Website. Subscriber hereby agrees and acknowledges that, as of the date hereof, Subscriber is able to access, receive and retain all Company Disclosures electronically sent via email or posted on the Website.

7.11           Indemnification. The Subscriber shall indemnify and defend the Company and its directors and officers from and against any and all liability, damage, cost, or expense (including attorneys’ fees) arising out of or in connection with:

7.11.A                       Any inaccuracy in, or breach of, any of the Subscriber’s declarations, representations, warranties or covenants set forth in this document or any other document or writing delivered to the Company;

7.11.B                       Any disposition by the Subscriber of any Shares in violation of this Agreement, the Articles, Bylaws or any applicable law; or

7.11.C                       Any action, suit, proceeding or arbitration, whether threatened, pending or actual, alleging any of the foregoing.

7.12           Further Representations. Subscriber (whether an individual or entity) understands that the Company will be relying on the accuracy and completeness of the statements and responses contained in this Agreement. Subscriber represents and warrants to the Company as follows:

7.12.A                       My statements and responses contained in this Agreement are complete and correct and may be relied on by the Company for the purpose of complying with all applicable security laws and to determine whether Subscriber is a suitable investor.

7.12.B                       Subscriber will notify the Company immediately of any material change in any statement or response made in this Agreement before acceptance by the Company of this subscription.

7.12.C                       Subscriber has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment, or Subscriber has consulted with Investment Advisors and other professional advisors who have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of prospective investment.

7.12.D                       Subscriber is able to bear the economic risk of an investment in the Shares for an indefinite period of time and understand that an investment in the Shares is illiquid and may result in a complete loss of such investment.

7.12.E                        Subscriber understands and agrees that the Company is relying upon the truthfulness of the certification being made by Subscriber as to Subscriber’s suitability as set forth herein. Subscriber further understands and agrees that the Company may request to be shown, in confidence, documentation (including but not limited to income tax returns, bank statements, W-2 forms, etc.) reasonably satisfactory to the Company supporting the certification by the Subscriber as to the Subscriber’s financial condition and capability to meet the suitability standards provided to Subscriber. The Company reserves the right to refuse to accept any subscription as to which the Company is not satisfied (in its sole and absolute discretion) that the Subscriber is qualified.

7.12.F Subscriber agrees and understands that in making this investment, Subscriber: (a) must have sufficient knowledge and experience in such financial and business matters to be capable of evaluating the merits and risks of a purchase of the Shares; or (b) must retain the services of an “Investment Advisor” (who may be an attorney, accountant, or other financial adviser unaffiliated with, and who is not compensated by, the Company or any affiliate or selling agent of the Company, directly or indirectly) for the purpose of aiding in the evaluation of this particular transaction.

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7.13           WAIVER OF COURT & JURY RIGHTS. THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE COMMON SHARES OR ANY OTHER AGREEMENTS RELATED THERETO.

7.14           Authority. By executing this Agreement, you expressly acknowledge that you have reviewed this Agreement and the Offering Circular for this particular subscription.

FOR GOOD AND VALID CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Subscriber, intending to be legally bound, has executed this Agreement on ____________________, 20___.

BY PURCHASING SHARES AND EXECUTING THIS SUBSCRIPTION AGREEMENT, EACH PURCHASER HEREBY AGREES, UPON ACCEPTANCE BY THE COMPANY, TO BE LEGALLY BOUND BY THE TERMS OF THE SHAREHOLDER AGREEMENT.

_____________________________________________________________________________ Name of Entity (if applicable)

_______________________________________

Purchaser Signature

_______________________________________

Purchaser Printed Name

_______________________________________

Purchaser Title (if applicable)

Address:

_______________________________________

_______________________________________

Attn: __________________________________

Email: _________________________________

Phone: _________________________________

 _______________________________________

Co-Purchaser Signature

_______________________________________

Co-Purchaser Printed Name

_______________________________________

Co-Purchaser Title (if applicable)

Address:

_______________________________________

_______________________________________

Attn: __________________________________

Email: _________________________________

Phone: _________________________________

ACCEPTANCE: (NOT VALID UNTIL ACCEPTED BY COMPANY)

The Company has accepted this Agreement as of this ___ day of ________________, 20___, by the signature of a duly authorized representative.

Standard Dental Labs Inc.
a Nevada corporation

By:
Name:
Title:

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